HYDRAULIC DREDGES - DRAGLINES - SPUD BARGES

                                [MIKE HOOKS LOGO]

                    P. O. BOX 1525 - LAKE CHARLES, LA 70802

                     General Dredging & Marine Contractors

408 Mike Hooks Road                                Phone: (337) 428-6602
Westlake, LA 70669                                 Fax:   (337) 433-8701




27 March 2000



Sophlex Enterprises, Inc.
Attn:  Tim Levensaler

RE:  MAINTENANCE DREDGING APPROX. 100,000 C.Y. (1200' LONG AREA
     TO -25' M.L.T.) AT PORT ARANSAS, TEXAS

Sir:

We propose to furnish necessary labor and equipment to perform the above referenced work as follows:

          Mobilization/Demobilization        L.S.            $85,000.00
          (includes laying and removing dredge
          pipeline to C.O.E. placement area No. 2)

          Dredging approx. 100,000 c.y. @ $2.95/c.y. -      $295,000.00

               Total                                        $380,000.00

Standby Rate:  Based on 24-hr. day                          $900.00/hr.
Applies to traffic at dock interferring with our operations or any other standby at the request of Sophlex Enterprises, Inc. We will absorb the first two hours per day downtime for debris in the dredging (clean cutterhead, suction pipe, pump and/or discharge pipe). Any such downtime over this will be charged at the standby rate. We require acceptance immediately upon completion. We will standby for eight daylight hours at our expense for acceptance upon completion. Any such downtime over this will be charged at the standby rate.

We will have to stay 10 ft. away from any structures with our cutterhead for safety reasons, therefore cannot guarantee the required depth right at the face of structures.